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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Omnicell, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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OMNICELL, INC.
1101 East Meadow Drive
Palo Alto, CA 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, May 21, 2002 at 4:00 p.m. local time at the offices of the Company for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2005 Annual Meeting of Stockholders.

  2.
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 25, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Robert J. Brigham
Robert J. Brigham Secretary

Palo Alto, California
April 19, 2002

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

OMNICELL, INC.
1101 East Meadow Drive
Palo Alto, CA 94303

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Omnicell, Inc. (sometimes referred to as the "Company" or "Omnicell") is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 19, 2002 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 25, 2002 will be entitled to vote at the annual meeting. On this record date, there were 21,811,287 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 25, 2002 your shares were registered directly in your name with Omnicell's transfer agent, EquiServe Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 25, 2002 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three (3) directors; and
  •
  Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•
To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 25, 2002.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all three nominees for director and "For" the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        Omnicell will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date;
•
You may send a written notice that you are revoking your proxy to Omnicell's Secretary at 1101 East Meadow Drive, Palo Alto, CA 94303; or
•
You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 20, 2002, to Company Secretary, Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, CA 94303. If you wish to submit a proposal that is not to be included in next year's proxy materials, you must do so by February 20, 2003. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. ("Broker non-vote" refers to a proposal for which a broker or bank does not have the authority to vote but has the authority to vote and does vote on some proposals.) Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•
For the election of directors, the three nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.
•
To be approved, Proposal No. 2 ratifying the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending December 31, 2002 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 21,811,297 outstanding and entitled to vote. Thus 10,905,649 must be represented by votes at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

        Omnicell's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors presently has ten (10) members. There are three (3) directors in the class whose term of office expires in 2002. If elected at the annual meeting, each of these nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until the director's death, resignation or removal.

        The following is a brief biography of each nominee and of each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

Sheldon D. Asher

        Sheldon D. Asher has served as President and Chief Executive Officer and a Director of Omnicell since December 1993. Mr. Asher received a B.S. in finance from the University of Illinois. Mr. Asher is also a director of two privately held companies.

Benjamin A. Horowitz

        Benjamin A. Horowitz has served as a Director of Omnicell since September 1999. Mr. Horowitz has been President, Chief Executive Officer and a director of Loudcloud, Inc., an Internet company, since September 1999. From March 1999 to September 1999, he served as Vice President and General Manager of the E-commerce Platform division of America Online, Inc., an Internet service provider. From July 1995 to March 1999, Mr. Horowitz was employed by Netscape Communications, Inc., an Internet company, in various capacities, including Vice President of the directory and security product line from 1997 to 1998. Mr. Horowitz received a B.S. from Columbia University and an M.S. in computer science from the University of California, Los Angeles. Mr. Horowitz is also a director of MIPS Technologies, Inc.

William H. Younger, Jr.

        William H. Younger, Jr. has served as a Director of Omnicell since September 1992. Mr. Younger is a managing director of Sutter Hill Ventures LLC, a venture capital firm, where he has been employed since 1981. Mr. Younger received a B.S. in electrical engineering from the University of Michigan and an M.B.A. from Stanford University. Mr. Younger is also a director of Vitria Technology, Inc., Virage, Inc., and several privately held companies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  Frederick J. Dotzler

        Frederick J. Dotzler has served as a Director of Omnicell since December 1993. He has been a partner with Medicus Venture Partners, a venture capital firm, since 1989, and a managing director of De Novo Ventures, a venture capital firm, since 2000. Mr. Dotzler received a B.S. in industrial engineering from Iowa State University, an M.B.A. from the University of Chicago and an advanced degree in economics from Louvain University, Belgium.

  Christopher J. Dunn, M.D.

        Christopher J. Dunn, M.D. has served as a Director of Omnicell since September 1992. Dr. Dunn has been in private medical practice since 1984. Dr. Dunn received an M.D. and a master's degree in health service administration from Stanford University, and an M.B.A. from Santa Clara University. Dr. Dunn is also Director of the Respiratory Care Unit at Care West Gateway, Director of Subacute Care at Care West Burlingame and Medical Director of Critical Care Transport for American Medical Response-Sacramento Valley. He is a fellow of the American College of Chest Physicians and is an Associate Clinical Professor of Medicine at Stanford University School of Medicine.

  Randall A. Lipps

        Randall A. Lipps has served as Chairman of the Board and a Director of Omnicell since founding Omnicell in September 1992. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  Charles J. Barnett

        Charles J. Barnett has served as a Director of Omnicell since March 2002. He has been the Senior Vice President of the Central and Southern States Operating Group of Ascension Health, a healthcare company, since 2001. From 1993 to 2001, Mr. Barnett served as President and Chief Executive Officer of Seton Healthcare Network, a healthcare company. Mr. Barnett received a bachelor's degree and a master's degree from the University of Cincinnati. Mr. Barnett is also a director of several non-profit companies.

  Gordon V. Clemons

        Gordon V. Clemons has served as a Director of Omnicell since December 1995. He has been the President, Chief Executive Officer and Chairman of the Board of CorVel Corp., a provider of managed healthcare services, since 1991. Mr. Clemons received a B.S. in business and technology from Oregon State University and an M.B.A. from the University of Oregon.

  Kevin L. Roberg

        Kevin L. Roberg has served as a Director of Omnicell since June 1997. He has been a general partner of Delphi Ventures, a venture capital firm, since October 1999. From August 1998 to September 1999, Mr. Roberg was an independent venture capitalist. From December 1995 to June 1998, Mr. Roberg served as Chief Executive Officer and President of ValueRx, a pharmacy benefit and medication management company and a former subsidiary of Value Health, Inc., a healthcare benefit and information service provider. Mr. Roberg received a B.S. from the University of Iowa. Mr. Roberg is also a director of Duane Reade, Inc., Accredo Health, Inc., the American Society of Health System Pharmacists Foundation and Children's Hospitals and Clinics of Minneapolis/St. Paul.

  John D. Stobo, Jr.

        John D. Stobo, Jr. has served as a Director of Omnicell since February 2000. Since November 1998, he has been a managing member of ABS Partners III, LLC, which is the general partner of ABS Capital Partners III, L.P., a private equity firm. From December 1993 to November 1998, Mr. Stobo was a principal of ABS Capital Partners and related entities. Mr. Stobo received a B.A. from the University of California, San Diego and an M.B.A. from Cornell University. Mr. Stobo is also a director of several privately held companies.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001 the Board of Directors held seven (7) meetings. The Board of Directors has an Audit Committee and a Compensation Committee.

        The Audit Committee of the Board of Directors of Omnicell oversees Omnicell's financial reporting process. For this purpose, the Audit Committee performs several functions: it meets with Omnicell's independent auditors at least four (4) times a year to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and considers the independent auditors' comments regarding the adequacy of staff and management performance and procedures in connection with audit and financial controls. Three (3) outside directors comprise the Audit Committee: Messrs. Clemons, Stobo and Younger. It met four (4) times during 2001. All members of the Audit Committee are independent, as defined in Rule 4200 (a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and performs other functions regarding compensation as the Board may delegate. Three (3) outside directors comprise the Compensation Committee: Messrs. Dotzler and Younger and Dr. Dunn. It met two (2) times during 2001 and acted by unanimous written consent one (1) time.

        During the fiscal year ended December 31, 2001, all directors except Mr. Horowitz attended at least 75% of the aggregate of the meetings of the Board and of the committees on which each served, held during the period for which each was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Omnicell, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of any non-audit services with the auditors' independence.

        The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. The Audit Committee held four (4) meetings during 2001.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as Omnicell's independent auditors for the year ending December 31, 2002.

AUDIT COMMITTEE
Gordon V. Clemons John D. Stobo, Jr. William H. Younger, Jr.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither Omnicell's Bylaws nor other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES.    During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $339,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the year ended December 31, 2001, the Company did not incur any fees for information technology consulting services from Ernst & Young LLP.

        ALL OTHER FEES.    During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services exclusive of the fees disclosed above relating to financial statement audit services were $565,000. These other services consisted of the following:

Services related to the Company's registration statements on Form S-1 and Form S-8	$466,000
Tax matters	76,000
Accounting consultations	23,000

$565,000

        The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Entities Affiliated with ABS Capital Partners 400 East Pratt Street, Suite 910 Baltimore, MD 21202 (2)	1,996,630	9.15%
Entities Affiliated with Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94306 (3)	1,568,469	7.19%
Randall A. Lipps (4)(10)	1,093,429	4.94%
Sheldon D. Asher (5)(10)	884,835	4.02%
Charles J. Barnett (10)	1,389	*
Gordon V. Clemons (10)	20,183	*
Frederick J. Dotzler (6)(10)	1,072,014	4.91%
Christopher J. Dunn, M.D. (10)	56,117	*
Benjamin A. Horowitz (10)	19,922	*
Kevin L. Roberg (7)(10)	23,701	*
John D. Stobo, Jr. (2)(10)	2,012,039	9.22%
William H. Younger, Jr. (3)(10)	1,571,204	7.20%
S. Michael Hanna (10)	182,572	*
John D. Higham (8)	252,841	1.15%
Robert Y. Newell IV (9)(10)	115,692	*
All executive officers and directors as a group (13 persons) (10)	7,305,938	33.50%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,811,297 shares outstanding on March 25, 2002, adjusted as required by rules promulgated by the SEC.

(2)
Includes 1,996,630 shares held by ABS Capital Partners III, L.P. ("ABS"). Mr. Stobo, a director of the Company, is a managing member of the general partner of ABS, and as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Stobo disclaims beneficial ownership of shares held by ABS except to the extent of his direct pecuniary interest therein.

(3)
Includes 1,211,760 shares held by Sutter Hill Ventures, A California Limited Partnership ("Sutter Hill"), 11,981 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. ("Sutter Hill AI"), 30,341 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. ("Sutter Hill QP"), 158,326 shares held directly by William H. Younger, Jr., and 156,061 shares held in trusts for the benefit of Mr. Younger's family. Mr. Younger, a director of the Company, is a Managing Director of the

  General Partner of Sutter Hill, Sutter Hill AI and Sutter Hill QP, and as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Younger disclaims beneficial ownership of shares held by Sutter Hill, Sutter Hill AI or Sutter Hill QP except to the extent of his direct pecuniary interest therein.

(4)
Includes 96,242 shares held in trusts for the benefit of Mr. Lipps' children, 403 shares held by Mr. Lipps' son and 1,562 shares held by Mr. Lipps' spouse.

(5)
Includes 1,200 shares held by Mr. Asher's spouse.

(6)
Includes 592,176 shares of common stock held by Medicus Venture Partners 1993, L.P.; 356,139 shares of common stock held by Medicus Venture Partners 1994, L.P.; and 99,320 shares of common stock held by Medicus Venture Partners 1995, L.P. (the "Medicus Entities"). Mr. Dotzler, a director of the Company, is a general partner of Medicus Management Partners, a general partner of each of the Medicus Entities and as such may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Dotzler disclaims beneficial ownership of shares held by the Medicus Entities, except to the extent of his direct pecuniary interest therein.

(7)
Includes 1,500 shares held by Mr. Roberg's spouse.

(8)
Includes 78,244 shares held in a family trust and 6,250 shares held in a trust for the benefit of Mr. Higham's daughter.

(9)
Includes 4,126 shares held by Mr. Newell's sons.

(10)
Includes shares described in the notes above, as applicable. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Randall A. Lipps, 317,046 shares; Sheldon D. Asher, 226,063 shares (including 128,165 shares that Mr. Asher's ex-wife has the right to receive upon exercise pursuant to a divorce agreement and of which Mr. Asher disclaims beneficial ownership); Charles J. Barnett, 1,389 shares; Gordon V. Clemons, 20,183 shares; Frederick J. Dotzler, 11,068 shares; Christopher J. Dunn, 17,513 shares; Benjamin A. Horowitz, 19,922 shares; Kevin L. Roberg, 22,201 shares; John D. Stobo, Jr., 15,409 shares; William H. Younger, Jr., 2,735 shares; S. Michael Hanna, 68,525 shares; John D. Higham, 84,882 shares; Robert Y. Newell, IV, 83,533 shares; and all executive officers and directors as a group, 890,469 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        The members of our Board of Directors do not currently receive cash compensation for their services, but are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the 1999 Equity Incentive Plan (which shall be referred to as the "1999 Plan"). Options granted under the 1999 Plan to our non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

        Option grants to non-employee directors under the 1999 Plan are non-discretionary. Beginning in 2002, upon initial election or appointment to our Board of Directors, each person who is not an employee of Omnicell will be granted an initial grant on the date of his or her election or appointment to purchase 25,000 shares of our common stock. On the day following each annual stockholders meeting, each non-employee director will be granted an annual stock option grant to purchase 6,250 shares of our common stock. The exercise price of options granted under the 1999 Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The initial option shall become exercisable as to 1/36th of the option shares each month following the date of grant in accordance with its terms and any subsequent annual grant to a non-employee director shall become exercisable as to 1/12th of the option shares each month following the date of grant. The term of options granted to non-employee directors under the 1999 Plan is ten (10) years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option will continue in full force and effect if the Company is the surviving entity. If the Company is not the surviving entity, each option will be assumed or an equivalent option will be substituted by the successor corporation. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar stock awards for those outstanding, the time during which such options may be exercised shall be accelerated, and the options terminated if not exercised prior to such event.

        During the last fiscal year, the Company did not grant any options to any non-employee director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year[1]	Salary ($)	Bonus ($)	Other Annual Compensation ($)[2]	Securities Underlying Options (#)	All Other Compensation ($)[2]
Sheldon D. Asher President and Chief Executive Officer	2001 2000	330,000 312,900	159,890 140,421	— —	60,000 172,798	— —
Randall A. Lipps Chairman	2001 2000	330,000 312,900	159,890 140,421	— —	60,000 174,098	— —
S. Michael Hanna Vice President, Sales and Field Operations	2001 2000	180,000 160,000	140,250 138,546	— —	20,000 43,282	— —
John D. Higham Vice President, Engineering and Chief Technology Officer	2001 2000	210,000 200,000	69,930 96,464	— —	20,000 85,469	— —
Robert Y. Newell, IV Vice President, Finance and Chief Financial Officer	2001 2000	173,423 164,583	60,939 38,753	— —	20,000 126,562	— —

1
As permitted by the rules promulgated by the SEC, no amounts are shown for 1999.

2
As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1992 Equity Incentive Plan, 1995 Management Stock Option Plan and 1999 Equity Incentive Plan (the "Incentive Plans"). As of December 31, 2001, options to purchase a total of 4,166,921 shares were outstanding under the Incentive Plans and options to purchase 552,350 shares remained available for grant under the Incentive Plans.

        The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Mr. Asher	60,000	8.46%	5.60	9/20/11	$534,420	$1,047,060
Mr. Lipps	60,000	8.46	5.60	9/20/11	534,420	1,047,060
Mr. Hanna	20,000	2.82	5.60	9/20/11	178,140	349,020
Mr. Higham	20,000	2.82	5.60	9/20/11	178,140	349,020
Mr. Newell	20,000	2.82	5.60	9/20/11	178,140	349,020

(1)
Options granted become exercisable at the rate of 1/36th of the shares subject to the option each month for 36 months. The options expire ten (10) years from the date of grant, or earlier upon termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Asher	0	$0	188,947	122,041	$46,452	$0
Mr. Lipps	0	0	274,872	139,575	0	54,638
Mr. Hanna	0	0	54,513	47,809	0	16,285
Mr. Higham	0	0	69,486	49,732	21,078	125,842
Mr. Newell	0	0	65,001	81,561	68,000	162,528

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        In December 1993, the Company and Mr. Asher entered into an employment agreement whereby Mr. Asher agreed to serve as President and Chief Executive Officer of the Company. The agreement provides Mr. Asher with a base salary of at least $200,000, a performance bonus of at least $50,000 and $1,000,000 of term life insurance, the owner and beneficiary of which are to be designated by Mr. Asher. Pursuant to the agreement, Mr. Asher receives a cash bonus of $12,500 following each of the first three quarters of each calendar year, and an annual bonus at the close of the fourth quarter of that calendar year. In the event of termination of Mr. Asher's employment without cause, Mr. Asher will be entitled to receive the base salary amount then in effect plus $50,000 for one year following the date of termination.

        In February 1998 and February 2000, our Board of Directors approved the acceleration, under certain circumstances, of all prior stock options granted to each officer under the Incentive Plans. Under this arrangement, the unvested portion of each officer's stock options under the Incentive Plans becomes fully vested and exercisable if we are acquired and the officer is terminated without cause, the principal place of performance of the officer's responsibilities and duties is changed, or there is a material reduction in the officer's job responsibilities or duties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

        Our executive compensation policies and practices are established and administered by the Compensation Committee of the Board. During 2001, the Compensation Committee consisted of three (3) non-employee directors: Frederick J. Dotzler, Dr. Christopher J. Dunn and William H. Younger, Jr.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Philosophy

        The Compensation Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders. The overall goal of the Compensation Committee is to develop compensation practices that will allow us to attract and retain the people needed to define, create and market industry-leading products and services. We also provide significant equity-based compensation pursuant to our 1999 Equity Incentive Plan and 1997 Employee Stock Purchase Plan. The plans are designed to provide a longer-term incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth. Omnicell has also paid cash bonuses to executive officers based on meeting performance goals.

Compensation Plans

        Our executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

        Base Salary.    The Compensation Committee recognizes the importance of maintaining compensation levels competitive with other leading technology companies with which Omnicell competes for personnel. When reviewing base salaries for executive officers, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for Omnicell's executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan takes into account past performance and expected future contributions of the individual executive as well as executive salaries at comparable technology companies.

        In fiscal 2001, base salaries for our executive officers were increased by 5% to 12.5% compared to base salaries paid for fiscal 2000. The increases were due to Omnicell's financial performance in 2000 and the need to remain within the range of competitive salaries for comparable companies.

        Equity Incentives.    Long-term equity incentives are provided through grants of stock options to executive officers and other employees pursuant to our 1999 Equity Incentive Plan. This component of compensation is intended to retain and motivate employees to improve the performance of our stock. The Compensation Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and our long-term value. Stock options are granted with exercise prices at not less than fair market value. Stock options vest over time for periods not to exceed five (5) years and terminate ten (10) years after the date of grant. The vesting provisions of the options are intended to insure that employees are provided with an incentive to increase value over the long term.

        Executive officers are also eligible to participate in our 1997 Employee Stock Purchase Plan. Participation levels in such plan are at the discretion of each executive.

        In fiscal 2001, the Compensation Committee determined to grant new stock options to our executive officers. Out of a total of 709,386 options granted in fiscal 2001, our executive officers received grants for an aggregate of 180,000 shares, or approximately 25.37% of the total options granted in fiscal 2001. The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable emerging technology companies, link executive and stockholder interests and provide the basis to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, our performance and stockholder value.

Bonus Payments

        Omnicell maintains a cash incentive bonus program to reward executive officers and other key employees for attaining defined performance goals. Under Omnicell's Senior Management 2001 Bonus Plan (the "Bonus Plan"), participants were eligible to earn a bonus up to 33% of their annual salary if the Company met or exceeded certain revenue, operating income and deferred gross profit targets. Omnicell attained or exceeded each of the defined performance goals of the Bonus Plan in 2001, and therefore the total paid out under the Bonus Plan was $917,820.

Chief Executive Officer and Chairman Compensation

        The Compensation Committee uses the procedures described above in setting the annual salary and equity awards for Sheldon D. Asher, our President and Chief Executive Officer, and for Randall A. Lipps, our Chairman. The Compensation Committee reviews and establishes the base salaries of Mr. Asher and Mr. Lipps based on compensation data for comparable companies and the Compensation Committee's assessment of their past performance and its expectation as to their future contributions in directing our long-term success. Mr. Asher's base salary was increased from $312,900 in fiscal 2000 to $330,000 in fiscal 2001 and Mr. Lipps' base salary was increased from $312,900 in fiscal 2000 to $330,000 in fiscal 2001.

        Mr. Asher and Mr. Lipps are each guaranteed a bonus of $12,500 per quarter, and therefore each earned a $50,000 guaranteed bonus for fiscal 2001. In addition, performance-based bonuses earned for fiscal 2001 by Mr. Asher and Mr. Lipps were based on the criteria set forth in the Bonus Plan. Each was eligible to earn a bonus of up to 33% of his base salary if Omnicell met certain performance thresholds. Because Omnicell met or exceeded the net performance thresholds for revenue, operating income and deferred gross profit set forth in the Bonus Plan in each quarter of 2001, the Compensation Committee awarded Mr. Asher a cash bonus of $159,890 and Mr. Lipps a cash bonus of $159,890 for their respective performances during fiscal 2001.

        In fiscal 2001, the Compensation Committee also reviewed the performance of Mr. Asher and Mr. Lipps in relation to their equity compensation packages. Mr. Asher and Mr. Lipps were granted options to acquire 60,000 shares each of common stock in fiscal 2001. The Compensation Committee believes these grants to Mr. Asher and Mr. Lipps are sufficient at this time, to maintain the overall competitiveness of their compensation packages and to maintain the strength of the alignment of their interests with those of Omnicell's stockholders. The Compensation Committee intends to continue to monitor Mr. Asher's and Mr. Lipps' compensation levels in light of their performance, Omnicell's performance, and the compensation levels of executives at comparable companies.

Federal Tax Considerations

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named

Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with Omnicell's best interests.

COMPENSATION COMMITTEE
Frederick J. Dotzler Christopher J. Dunn, M.D. William H. Younger, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of Messrs. Dotzler and Younger and Dr. Dunn. None of these individuals is or has been an officer of Omnicell. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on August 7, 2001 for (i) the Company's common stock, (ii) the Nasdaq National Market Index (the "Nasdaq") and (iii) the S&P 1500 SuperComposite Healthcare Sector Index (the "S&P SuperComposite Healthcare"). All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

Comparison of 4 Month Cumulative Total Return on Investment(2)

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(2)
The S&P SuperComposite Healthcare Index is calculated using a market cap weighing methodology.

CERTAIN TRANSACTIONS

        As of March 31, 2002, the Company had loans outstanding in the principal amount of $2,297,882.00 to Mr. Asher, $291,465.50 to Mr. Lipps, $30,000.00 to Mr. Higham and $533,434.50 to Mr. Hanna, all of whom are executive officers of the Company. Each of such loans was entered into in 2000 for the purpose of exercising stock options. Each such loan is evidenced by a promissory note secured by shares of the Company's common stock. The notes bear interest at rates between 6.20% and 6.71% per year. Since the commencement of fiscal 2001, the largest aggregate indebtedness of Mr. Asher, Mr. Lipps, Mr. Higham and Mr. Hanna under such loans was $2,576,195.55, $314,104.28, $32,278.50 and $588,078.41, respectively, including principal and accrued interest.

        The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the 2002 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Robert J. Brigham
Robert J. Brigham Secretary
April 19, 2002

Delivery of this Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for the security holders and cost savings for companies.

This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, CA 94303.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

A copy of Omnicell's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, CA 94303.

Appendix A

OMNICELL, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

        The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices, the quality and integrity of the Company's financial statements and reports and the independence and performance of the Company's internal and external auditors. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

COMPOSITION AND ORGANIZATION

        The Audit Committee shall consist of at least three (3) members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board of Directors.

        The Audit Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Minutes of each meeting of the Audit Committee shall be prepared and the Committee shall make regular reports to the Board of Directors. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

RESPONSIBILITIES

        In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall, to the extent it deems necessary or appropriate:

        1.    Recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

        2.    Review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

        3.    Evaluate, together with the Board, the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors, and if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

        4.    Receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit

A-1

Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

        5.    Review the annual audited financial statements with management prior to the filing of the Company's Form 10-K, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

        6.    Discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant financial reporting issues and judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

        7.    Discuss with the independent auditors the matters required to be disclosed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        8.    Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

        9.    Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

        10.  Evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

        11.  Confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

        12.  Approve the retention of the independent auditors for any non-audit service and the fee for such service.

        13.  Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

        14.  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        15.  Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        16.  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditors.

A-2

DETACH HERE	ZOMCC2

PROXY

OMNICELL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints Sheldon D. Asher and Robert Y. Newell, IV, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.001 per share, of Omnicell, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 21, 2002, or any adjournments thereof, as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

OMNICELL, INC.

c/o EquiServe

P.O. Box 43068

Providence, RI 02940

DETACH HERE	ZOMCC1

☒	Please mark votes as in this example.

1. Election of Directors				2.	Proposal to ratify appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2002.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees for Class I Directors:		(01) Sheldon D. Asher; (02) Benjamin A. Horowitz; and (03) William H. Younger, Jr.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

☐
	For all nominees except as noted above

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

				WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

				PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:	Date:	Signature:	Date:

QuickLinks

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY OF COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
  PERFORMANCE MEASUREMENT COMPARISON(1)
CERTAIN TRANSACTIONS
OTHER MATTERS
Appendix A OMNICELL, INC. AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE